Exhibit 5.1

Writer’s Direct Dial: 516-663-6600

Writer’s Direct Fax: 516-663-6601

November 8, 2024

Apyx Medical Corporation

5115 Ulmerton Road

Clearwater, Florida 33760

Ladies and Gentlemen:

We have acted as counsel to Apyx Medical Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated November 8, 2024 (the “Prospectus Supplement”), to a Prospectus, dated December 2, 2022 (the “Prospectus”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-268532 (the “Registration Statement”) and filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the issuance of: (a) 3,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,934,690 shares of Common Stock (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”), and (c) the Warrant Shares, pursuant to a Securities Purchase Agreement, dated November 7, 2024, between the Company and the purchasers named therein (the “Purchase Agreement”).

The Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have (i) examined and relied upon: (A) the Registration Statement, the Prospectus, and the Prospectus Supplement, (B) the form of Pre-Funded Warrant which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement, (C) the Company’s Certificate of Incorporation and Bylaws, as currently in effect, (D) the Purchase Agreement, and (E) the originals or copies of such records, documents, certificates, memoranda and other instruments and undertaken such further inquiry as in our judgment are necessary or appropriate to enable us to render the opinions expressed below; and (ii) assumed that the Securities to be sold by the Company will be sold at a price and on terms established by the Board of Directors of the Company or a duly constituted pricing committee thereof in accordance with Section 153 of the Delaware General Corporation Law.

As to certain factual matters, we have relied upon information from officers and representatives of the Company and have not independently verified such matters. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on signed records, instruments, certificates and documents; the authenticity and completeness of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the legal capacity of all natural persons; the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (except we have not made such assumption with respect to the Company).

Apyx Medical Corporation

November 8, 2024

We are members of the Bar of the State of New York. Our opinion is limited to the General Corporation Law of the State of Delaware and, as to the Pre-Funded Warrants constituting valid and binding obligations of the Company, the laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction. In addition, no opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

With regard to our opinion concerning the Pre-Funded Warrants constituting valid and binding obligations of the Company:

(i)	Our opinion is subject to, and is limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)	Our opinion is subject to the qualification that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)	We express no opinion as to any provision of the Pre-Funded Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, or (f) provides that provisions of the Pre-Funded Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)	We express no opinion as to whether a state court outside of New York or a federal court of the United States would give effect to the choice of New York law governing the Pre-Funded Warrants.

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of Company securities, including the Warrant Shares, and/or adjustments to outstanding Company securities, including the Pre-Funded Warrants, may cause the Pre-Funded Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Pre-Funded Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Purchase Agreement, the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) provided that the Pre-Funded Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Pre-Funded Warrants, when sold and issued as contemplated in the Purchase Agreement, the Registration Statement, the Prospectus and the Prospectus Supplement, will be valid and binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. Our opinions herein are based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or government policy that may be enacted or adopted after the date hereof. We do not express an opinion on any matters other than those expressly set forth in this letter.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ruskin Moscou Faltischek, P.C.

RUSKIN MOSCOU FALTISCHEK, P.C.

2